Exhibit 99.1

Health Catalyst Reports Second Quarter 2025 Results

SALT LAKE CITY, UT, August 7, 2025 — Health Catalyst, Inc. (“Health Catalyst,” Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended June 30, 2025.

“For the second quarter of 2025, I am pleased by our strong financial results, including total revenue of $80.7 million and Adjusted EBITDA of $9.3 million, with these results beating our quarterly guidance on each metric.” said Dan Burton, CEO of Health Catalyst. “I also want to share my plan to retire from the CEO role at Health Catalyst effective June 30, 2026. By then, I will have been leading Health Catalyst full-time for 15 years. It has been the highlight of my career to serve in this role, in a company filled with teammates I love, in service of a mission that I believe in, in support of clients who are so deeply committed to that same mission, and with the backing of our shareholders, past and present, who have enabled us to pursue this mission to make healthcare measurably better. For many years, my wife, Sarah, and I have planned to pursue mission-oriented service opportunities associated with our faith, and we look forward to having more time to devote to this service after I complete my tenure as CEO. I will support the Board in its CEO search process and will continue to serve on the Board. Likewise, during this transitionary period, I remain deeply committed to strong execution, every day, in support of accomplishing our company’s goals and objectives, including driving client and shareholder value.”

Jack Kane, Chairman of the Health Catalyst Board of Directors, added “We as a Board would like to thank Dan for his many years of outstanding service to the company in the role of CEO. We fully support Dan in pursuing these opportunities and we appreciate the time he is giving us as a Board to manage an effective and orderly transition. We are grateful Dan will continue to serve on the Board. Our Nominating and Corporate Governance Committee will conduct a CEO search to identify an effective, world-class CEO to lead Health Catalyst in its next chapter.”

Financial Highlights for the Three Months Ended June 30, 2025

Key Financial Metrics

	Three Months Ended June 30,		Year over Year Change
	2025	2024
GAAP Financial Measures:	(in thousands, except percentages, unaudited)
Total revenue	$80,721	$75,902	6%
Gross profit	$30,333	$28,806	5%
Gross margin	38%	38%
Net loss	$(40,978)	$(13,516)	(203)%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$39,964	$37,803	6%
Adjusted Gross Margin	50%	50%
Adjusted EBITDA	$9,344	$7,522	24%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the third quarter of 2025, we expect:
•Total revenue of approximately $75 million, and
•Adjusted EBITDA of approximately $10.5 million
For the full year of 2025, we expect:
•Total revenue of approximately $310 million, and
•Adjusted EBITDA of approximately $41 million
We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details

We will host a conference call to review the results today, Thursday, August 7, 2025, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 343-5172 for U.S. participants, or (203) 518-9856 for international participants, and referencing conference ID “HCATQ225.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst (Nasdaq: HCAT) is a leading provider of data and analytics technology and services that ignite smarter healthcare, lighting the path to measurable clinical, financial, and operational improvement. More than 1,000 organizations worldwide rely on Health Catalyst's offerings, including our cloud-based technology ecosystem Health Catalyst Ignite™, AI-enabled data and analytics solutions, and expert services to drive meaningful outcomes across hundreds of millions of patient records. Powered by high-value data, standardized measures and registries, and deep healthcare domain expertise, Ignite helps organizations transform complex information into actionable insights. Backed by a multi-decade mission and a proven track record of delivering billions of dollars in measurable results, Health Catalyst continues to serve as the catalyst for massive, measurable, data-informed healthcare improvement and innovation.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts such as LinkedIn (https://www.linkedin.com/in/danburton/ and https://www.linkedin.com/company/healthcatalyst/), in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the third quarter and full year 2025 and our CEO retirement and transition. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) macroeconomic challenges (including high inflationary and/or high interest rate environments, tariffs, or market volatility and measures taken in response thereto) and natural disasters or new public health crises; and (vi) changes to our abilities to recruit and retain qualified team members.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, expected to be filed with the SEC on or about August 8, 2025, and the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of June 30,	As of December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,712	$249,645
Short-term investments	46,626	142,355
Accounts receivable, net	68,378	57,182
Prepaid expenses and other assets	14,860	16,468
Total current assets	180,576	465,650
Property and equipment, net	33,399	29,394
Intangible assets, net	98,346	86,052
Operating lease right-of-use assets	12,345	12,058
Goodwill	286,095	259,759
Other assets	5,419	6,016
Total assets	$616,180	$858,929
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,940	$11,433
Accrued liabilities	17,367	26,340
Deferred revenue	67,011	53,281
Operating lease liabilities	3,878	3,614
Current portion of long-term debt	1,627	231,182
Total current liabilities	98,823	325,850
Long-term debt, net of current portion	151,401	151,178
Deferred revenue, net of current portion	329	249
Operating lease liabilities, net of current portion	15,883	16,291
Contingent consideration liabilities, net of current portion	2,145	—
Other liabilities	52	154
Total liabilities	268,633	493,722

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 70,267,429 and 64,043,799 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1,596,707	1,552,714
Accumulated deficit	(1,251,392)	(1,186,672)
Accumulated other comprehensive income (loss)	2,232	(835)
Total stockholders’ equity	347,547	365,207
Total liabilities and stockholders’ equity	$616,180	$858,929

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Technology	$52,876	$47,635	$104,358	$94,601
Professional services	27,845	28,267	55,776	56,024
Total revenue	80,721	75,902	160,134	150,625
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	18,352	16,067	35,917	31,382
Professional services(1)(2)(3)	24,128	23,993	49,741	47,195
Total cost of revenue, excluding depreciation and amortization	42,480	40,060	85,658	78,577
Operating expenses:
Sales and marketing(1)(2)(3)	13,206	12,745	27,944	31,803
Research and development(1)(2)(3)	12,392	13,884	27,578	28,755
General and administrative(1)(2)(3)(4)	8,284	14,363	22,446	28,927
Depreciation and amortization	12,684	10,657	25,004	21,182
Goodwill impairment	28,769	—	28,769	—
Total operating expenses	75,335	51,649	131,741	110,667
Loss from operations	(37,094)	(15,807)	(57,265)	(38,619)
Interest and other (expense) income, net	(3,803)	2,361	(7,159)	4,699
Loss before income taxes	(40,897)	(13,446)	(64,424)	(33,920)
Income tax provision	81	70	296	183
Net loss	$(40,978)	$(13,516)	$(64,720)	$(34,103)
Net loss per share, basic and diluted	$(0.59)	$(0.23)	$(0.94)	$(0.58)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	69,626	59,304	69,092	58,948
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$295	$391	$514	$756
Professional services	1,194	1,349	2,196	2,681
Sales and marketing	2,542	2,452	4,704	6,442
Research and development	1,316	1,676	2,449	3,520
General and administrative	2,976	3,098	6,003	6,405
Total	$8,323	$8,966	$15,866	$19,804

(2)    Includes acquisition-related costs, net, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Acquisition-related costs, net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$33	$104	$107	$169
Professional services	56	117	176	208
Sales and marketing	(57)	523	441	587
Research and development	190	228	357	430
General and administrative	(3,942)	2,459	(1,772)	2,850
Total	$(3,720)	$3,431	$(691)	$4,244

(3)    Includes restructuring costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$401	$79
Professional services	145	—	1,142	181
Sales and marketing	—	—	352	449
Research and development	237	—	1,909	443
General and administrative	—	275	136	936
Total	$382	$275	$3,940	$2,088

(4)    Includes non-recurring lease-related charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-recurring lease-related charges:	(in thousands)		(in thousands)
General and administrative	$—	$—	$—	$2,200
Total	$—	$—	$—	$2,200

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(64,720)	$(34,103)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	15,866	19,804
Depreciation and amortization	25,004	21,182
Impairment of long-lived assets	—	2,200
Non-cash operating lease expense	1,484	1,434
Amortization of debt discount, issuance costs, and deferred financing costs	2,089	759
Investment discount and premium accretion	(933)	(3,148)
Provision for expected credit losses	1,110	3,438
Deferred tax provision	(157)	16
Change in fair value of contingent consideration liabilities	(5,168)	—
Goodwill impairment	28,769	—
Other	(784)	12
Change in operating assets and liabilities:
Accounts receivable, net	(10,633)	2,047
Prepaid expenses and other assets	2,468	1,922
Accounts payable, accrued liabilities, and other liabilities	(12,638)	(2,380)
Deferred revenue	11,423	501
Operating lease liabilities	(1,897)	(1,806)
Net cash (used in) provided by operating activities	(8,717)	11,878

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	143,208	158,200
Purchase of short-term investments	(46,760)	(50,197)
Acquisition of businesses, net of cash acquired	(41,114)	(18,659)
Capitalization of internal-use software	(10,086)	(6,287)
Purchase of intangible assets	(296)	(365)
Purchases of property and equipment	(440)	(498)
Proceeds from the sale of property and equipment	25	7
Net cash provided by investing activities	44,537	82,201

Cash flows from financing activities
Proceeds from employee stock purchase plan	1,003	1,431
Proceeds from exercise of stock options	—	130
Repurchase of common stock	(5,000)	—
Repayment of debt	(230,814)	—
Net cash (used in) provided by financing activities	(234,811)	1,561
Effect of exchange rate changes on cash and cash equivalents	58	(21)
Net (decrease) increase in cash and cash equivalents	(198,933)	95,619

Cash and cash equivalents at beginning of period	249,645	106,276
Cash and cash equivalents at end of period	$50,712	$201,895

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
We present both of these measures for our technology and professional services business. We believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall profitability.

The following is a calculation of our gross profit and gross margin and a reconciliation of gross profit and gross margin, the most directly comparable financial measures calculated in accordance with GAAP, to our Adjusted Gross Profit and Adjusted Gross Margin in total and for technology and professional services for the three months ended June 30, 2025 and 2024.

	Three Months Ended June 30, 2025
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$52,876	$27,845	$80,721
Cost of revenue, excluding depreciation and amortization	(18,352)	(24,128)	(42,480)
Amortization of intangible assets, cost of revenue	(4,857)	—	(4,857)
Depreciation of property and equipment, cost of revenue	(3,051)	—	(3,051)
Gross profit	26,616	3,717	30,333
Gross margin	50%	13%	38%
Add:
Amortization of intangible assets, cost of revenue	4,857	—	4,857
Depreciation of property and equipment, cost of revenue	3,051	—	3,051
Stock-based compensation	295	1,194	1,489
Acquisition-related costs, net(1)	33	56	89
Restructuring costs(2)	—	145	145
Adjusted Gross Profit	$34,852	$5,112	$39,964
Adjusted Gross Margin	66%	18%	50%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the Upfront, Intraprise, ARMUS, and KPI Ninja acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.

	Three Months Ended June 30, 2024
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$47,635	$28,267	$75,902
Cost of revenue, excluding depreciation and amortization	(16,067)	(23,993)	(40,060)
Amortization of intangible assets, cost of revenue	(4,583)	—	(4,583)
Depreciation of property and equipment, cost of revenue	(2,453)	—	(2,453)
Gross profit	24,532	4,274	28,806
Gross margin	51%	15%	38%
Add:
Amortization of intangible assets, cost of revenue	4,583	—	4,583
Depreciation of property and equipment, cost of revenue	2,453	—	2,453
Stock-based compensation	391	1,349	1,740
Acquisition-related costs, net(1)	104	117	221
Adjusted Gross Profit	$32,063	$5,740	$37,803
Adjusted Gross Margin	67%	20%	50%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the Carevive, ARMUS, and KPI Ninja acquisitions.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision, (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, (vi) restructuring costs, (vii) goodwill impairment, and (viii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs, goodwill impairment, and non-recurring lease-related charges, as applicable, allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA for the three months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
	2025	2024
	(in thousands)
Net loss	$(40,978)	$(13,516)
Add:
Interest and other (income) expense, net	3,803	(2,361)
Income tax provision	81	70
Depreciation and amortization	12,684	10,657
Stock-based compensation	8,323	8,966
Acquisition-related costs, net(1)	(3,720)	3,431
Restructuring costs(2)	382	275
Goodwill impairment(3)	28,769	—
Adjusted EBITDA	$9,344	$7,522
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(2)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(3)Goodwill impairment was recognized as a result of impairment indicators and a quantitative test indicating the fair values of the Technology and the Professional Services reporting units were below their respective carrying values as of June 30, 2025. For additional details, refer to Note 4 in our condensed consolidated financial statements.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) restructuring costs, (iv) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, (v) goodwill impairment, and (vi) non-cash interest expense related to debt facilities. We believe Adjusted Net Income provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted Net Income, for the three months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
	2025	2024
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(40,978)	$(13,516)
Add:
Stock-based compensation	8,323	8,966
Amortization of acquired intangibles	9,047	7,535
Restructuring costs(1)	382	275
Acquisition-related costs, net(2)	(3,720)	3,431
Goodwill impairment(3)	28,769	—
Non-cash interest expense related to debt facilities	881	380
Adjusted Net Income	$2,704	$7,071
Denominator:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted, and Adjusted Net Income per share, basic	69,625,540	59,303,791
Non-GAAP dilutive effect of stock-based awards	164,532	165,226
Non-GAAP weighted-average shares outstanding used in calculating Adjusted Net Income per share, diluted	69,790,072	59,469,017

Net loss per share, basic and diluted	$(0.59)	$(0.23)
Adjusted Net Income per share, basic and diluted	$0.04	$0.12
______________
(1)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(2)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(3)Goodwill impairment was recognized as a result of impairment indicators and a quantitative test indicating the fair values of the Technology and the Professional Services reporting units were below their respective carrying values as of June 30, 2025. For additional details, refer to Note 4 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Jack Knight
Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kathryn Mykleseth
Director, Public Relations and Communications
media@healthcatalyst.com